Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT, dated as of August 31, 2020 (the “Agreement”), among Schlumberger Technology Corporation, a Texas corporation (“Schlumberger US”), Schlumberger Canada Limited, a corporation organized pursuant to the laws of the Province of Alberta (“Schlumberger Canada” and, together with Schlumberger US, the “Sellers”), R/C IV Liberty Holdings, L.P., a Delaware limited partnership (“R/C Holdings”), and R/C Energy IV Direct Partnership, L.P., a Delaware limited partnership (“R/C Partnership” and, together with R/C Holdings, “Holders” and each individually, “Holder”), and Liberty Oilfield Services Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, Schlumberger US, Schlumberger Canada, Liberty Oilfield Services New HoldCo LLC, a Delaware limited liability company (“US Buyer”), LOS Canada Operations Inc., a British Columbia corporation and wholly owned subsidiary of US Buyer (“Canadian Buyer”), and the Company are entering into a Master Transaction Agreement dated as of the date of this Agreement (the “Master Transaction Agreement”) providing for, among other things, (a) the completion of the Pre-Closing Restructuring and (b) immediately thereafter, the acquisition of 100% of the issued and outstanding equity interests of (i) 1263651 B.C. Unlimited Liability Company, an unlimited liability company organized under the laws of the Province of British Columbia and a direct, wholly owned subsidiary of Schlumberger Canada (“Schlumberger Canada Target”), and (ii) Solar LLC Target A, a Delaware limited liability company and a direct, wholly owned subsidiary of Schlumberger US (“Schlumberger US Target A”) and (iii) Solar LLC Target B, a Delaware limited liability company and a direct, wholly owned subsidiary of Schlumberger US (“Schlumberger US Target B”), which acquisition shall involve the transfer of certain of Schlumberger US’ and Schlumberger Canada’s assets and property used primarily in connection with the provision of onshore hydraulic fracturing services in onshore North America, in exchange for the Share Consideration (collectively, the “Transaction”), and as a result of which Schlumberger US Target A, Schlumberger US Target B and Schlumberger Canada Target shall each be a wholly owned Subsidiary of the Company, on the terms and subject to the conditions of the Master Transaction Agreement;

WHEREAS, each Holder is the Beneficial Owner (as defined below) of such number set forth under its name on Schedule I hereto of shares of Class A common stock, par value $0.01 per share, of the Company (the “Liberty Parent Class A Shares”) and shares of Class B common stock, par value $0.01 per share, of the Company (the “Liberty Parent Class B Shares, and, together with the Liberty Parent Class A Shares, collectively, the “Liberty Parent Common Stock” and such shares of Liberty Parent Common Stock, but excluding shares Transferred in compliance with this Agreement, the “Shares”);

WHEREAS, concurrently with the execution and delivery of the Master Transaction Agreement, and as a condition and an inducement to the Sellers and the Company entering into the Master Transaction Agreement, Holders are entering into this Agreement with respect to the Shares; and

WHEREAS, Holders are willing, subject to the limitations herein, not to Transfer (as defined below) any of their Shares, and to vote their Shares in a manner so as to facilitate consummation of the Transaction and the other transactions contemplated by the Master Transaction Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

GENERAL

1.1 Definitions. This Agreement is the “Stockholder Voting Agreement” as defined in the Master Transaction Agreement. For purposes of this Agreement, the Company shall not be deemed an Affiliate of the Holders, and the Company and its Representatives are not Representatives of any Holder. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Master Transaction Agreement.

(a) “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.

(b) “Beneficial Owners” shall mean Persons who Beneficially Own the referenced securities.

(c) “Transfer” means (i) any direct or indirect offer, sale, lease, assignment, encumbrance, loan, pledge, grant of a security interest, hypothecation, disposition or other similar transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, loan, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any Shares owned by any Holder (whether beneficially or of record), including in each case through the Transfer of any Person or any interest in any Person or (ii) in respect of any capital stock or interest in any capital stock, to enter into any swap or any other agreement, transaction or series of transactions that results in an amount of Shares subject to Article III that is less than the amount of Shares subject to Article III as of the date of this Agreement.

ARTICLE II

AGREEMENT TO RETAIN SHARES

2.1 Transfer and Encumbrance of Shares.

(a) From the date of this Agreement until the earliest of (i) Liberty Parent Stockholder Approval being obtained, (ii) the termination of the Master Transaction Agreement pursuant to and in compliance with the terms thereof and (iii) March 31, 2021 (such earliest date, the “Termination Date”), each Holder shall not, with respect to any Shares Beneficially Owned by such Holder, (x) Transfer any such Shares or (y) deposit any such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or grant any proxy (except as otherwise provided herein) or power of attorney with respect thereto.

(b) Notwithstanding Section 2.1(a), Holders may: (A) Transfer any Shares to any Person that (1) is a party to an agreement with each of the Sellers with substantially similar terms as this Agreement or (2) as a condition to such Transfer, agrees in a writing, reasonably satisfactory in form and substance to the Sellers, to be bound by this Agreement, and delivers a copy of such executed written agreement to each Seller and the Company prior to the consummation of such transfer, (B) Transfer any Shares with the prior written consent of each Seller and the Company and/or (C) Transfer Shares to the extent permitted by Rule 144 of the Securities Act of 1933, as amended, and subject to the volume limitations included therein.

(c) Nothing in this Agreement shall restrict (i) direct or indirect Transfers of equity or other interests in any Holder (it being understood that such Holder shall remain bound by this Agreement) or (ii) Transfers of any Shares by any Holder to an Affiliate of such Holder; provided, that a Transfer described in clause (ii) of this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to the Sellers, to be bound by all of the terms of this Agreement.

(d) Other than Shares Transferred in accordance with Section 2.1(b)(A)(1) or (2) or Section 2.1(c)(ii) or with respect to direct or indirect Transfers of equity or other interests in any Holder pursuant to Section 2.1(c)(i), any Shares that are Transferred in accordance with this Section 2.1 shall not be subject to the terms and conditions of this Agreement following such Transfer, and upon such Transfer the proxy granted by Holder in Article III with respect to such Shares shall be automatically revoked.

2.2 Additional Purchases; Adjustments. Each Holder agrees that any shares of Liberty Parent Common Stock of the Company that such Holder purchases or otherwise acquires or with respect to which such Holder otherwise acquires voting power after the execution of this Agreement and prior to the Termination Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Shares as of the date of this Agreement, and each Holder shall promptly notify the Company of the existence of any such after acquired Shares. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Shares, the terms of this Agreement shall apply to the resulting securities.

2.3 Unpermitted Transfers; Involuntary Transfers. Any Transfer or attempted Transfer of any Shares in violation of this Article II shall, to the fullest extent permitted by Applicable Law, be null and void ab initio. In furtherance of the foregoing, each Holder hereby authorizes and instructs the Company to instruct its transfer agent to enter a stop transfer order with respect to all of the Shares; provided that such stop transfer order shall be removed with respect to any Transfer permitted under this Agreement. If any involuntary Transfer of any of a Holder’s Shares shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

ARTICLE III

AGREEMENT TO VOTE

3.1 Agreement to Vote. Prior to the Termination Date, each Holder irrevocably and unconditionally agrees that it shall, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, appear at such meeting or otherwise cause the Shares to be counted as present at such meeting for purpose of establishing a quorum and vote, or cause to be voted at such meeting, all Shares it owns:

(a) in favor of the Liberty Parent Share Issuance; and

(b) against (i) any agreement, transaction or proposal that relates to a Competing Proposal or any other transaction, proposal, agreement or action made in opposition to adoption of the Master Transaction Agreement or inconsistent with the Transaction or matters contemplated by the Master Transaction Agreement; (ii) any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or any of its Subsidiaries contained in the Master Transaction Agreement; (iii) any action or agreement that would result in (x) any condition to the consummation of the Transaction set forth in Article V of the Master Transaction Agreement not being fulfilled or (y) any change to the voting rights of any class of shares of capital stock of the Company (including any amendments to the Company’s Corporate Documents); and (iv) any other action that would reasonably be expected to materially impede, interfere with, delay, discourage, postpone or adversely affect any of the transactions contemplated by the Master Transaction Agreement, including the Transaction, or this Agreement. Any attempt by a Holder to vote, consent or express dissent with respect to (or otherwise to utilize the voting power of), the Shares in contravention of this Section 3.1 shall be null and void ab initio. If any Holder is the Beneficial Owner, but not the holder of record, of any Shares, such Holder agrees to take all actions necessary to cause the holder of record and any nominees to vote (or exercise a consent with respect to) all of such Shares in accordance with this Section 3.1.

Notwithstanding anything herein to the contrary in this Agreement, this Section 3.1 shall not require any Holder to be present (in person or by proxy) or vote (or cause to be voted), any of the Shares to amend, modify or waive any provision of the Master Transaction Agreement in a manner that increases the amount, changes the form of, imposes any material restrictions on or additional material conditions on the payment of the Share Consideration, extends the Termination Date (as defined in the Master Transaction Agreement) or otherwise adversely affects such Holder of the Company (in its capacity as such) in any material respect. Notwithstanding anything to the contrary in this Agreement, each Holder shall remain free to vote (or execute consents or proxies with respect to) the Shares with respect to any matter other than as set forth in Section 3.1(a) and Section 3.1(b) in any manner such Holder deems appropriate, including in connection with the election of directors of the Company.

3.2 Proxy. Each Holder hereby irrevocably appoints as its proxy and attorney-in-fact, Schlumberger US and any person designated in writing by Schlumberger US, each of them individually, with full power of substitution and resubstitution, to consent to or vote the Shares as indicated in Section 3.1 above. Each Holder intends this proxy to be irrevocable and unconditional during the term of this Agreement and coupled with an interest and will take such further action or execute such other instruments as may be reasonably necessary to effect the intent of this proxy, and hereby revokes any proxy previously granted by such Holder with respect to the Shares (and each Holder hereby represents that any such proxy is revocable). The proxy granted by any Holder shall be automatically revoked upon the occurrence of the Termination Date and Schlumberger US may further terminate this proxy at any time at its sole election by written notice provided to such Holder.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1 Waiver of Litigation. Each Holder agrees not to commence, join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against any Seller or the Company or any of their respective affiliates and each of their successors or directors relating to the negotiation, execution or delivery of this Agreement or the Master Transaction Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Master Transaction Agreement (including any claim seeking to enjoin or delay the Closing) or (b) alleging a breach of any fiduciary duty of the Liberty Parent Board in connection with the negotiation and entry into this Agreement, the Master Transaction Agreement or the transactions contemplated hereby or thereby, and hereby irrevocably waives any claim or rights whatsoever with respect to any of the foregoing.

4.2 Further Assurances. Each Holder agrees that from and after the date of this Agreement and until the Termination Date, each Holder shall take no action that would reasonably be likely to adversely affect or delay the ability to perform its respective covenants and agreements under this Agreement. In connection with the Closing, each Holder agrees to execute and deliver to the Company counterparts to the A&R Stockholders Agreement and Registration Rights Agreement upon delivery of executed counterparts of the other parties thereto and to terminate the Existing Stockholders Agreement pursuant to Section 2.5(a)(iv) of the Master Transaction Agreement.

4.3 Fiduciary Duties. Each Holder is entering into this Agreement solely in its capacity as the record or Beneficial Owner of the Shares and nothing herein is intended to or shall limit or affect any actions taken by any of such Holder’s designees serving in his or her capacity as a director of the Company (or a Subsidiary of the Company). The taking of any actions (or failures to act) by such Holder’s designees serving as a director of the Company (in such capacity as a director) shall not be deemed to constitute a breach of this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF HOLDERS

5.1 Representations and Warranties. Each Holder hereby represents and warrants as follows:

(a) Ownership. Such Holder has, with respect to the Shares, and at all times during the term of this Agreement will continue to have, Beneficial Ownership of, good and valid title to and full and exclusive power to vote, issue instructions with respect to the matters set forth in Article III, agree to all of the matters set forth in this Agreement and to Transfer the Shares. The Shares constitute all of the shares of Liberty Parent Common Stock owned of record or beneficially by such Holder as of the date of this Agreement. Other than this Agreement, (i) there are no agreements or arrangements of any kind, contingent or otherwise, to which such Holder is a party obligating such Holder to Transfer or cause to be Transferred to any person any of the Shares and (ii) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Shares.

(b) Organization; Authority. Such Holder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation and has full power and authority and is duly authorized to make, enter into and carry out the terms of this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by such Holder and (assuming due authorization, execution and delivery by the Sellers) constitutes a valid and binding agreement of such Holder, enforceable against such Holder in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles), and no other action is necessary to authorize the execution and delivery by such Holder or the performance of such Holder’s obligations hereunder.

(c) No Violation. The execution, delivery and performance by such Holder of this Agreement will not (i) violate any provision of any Law applicable to such Holder; (ii) violate any order, judgment or decree applicable to such Holder or any of its Affiliates; or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which such Holder or any of its Affiliates is a party or any term or condition of its certificate of limited partnership or limited partnership agreement, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Holder’s ability to satisfy its obligations hereunder.

(d) Consents and Approvals. The execution and delivery by such Holder of this Agreement does not, and the performance of such Holder’s obligations hereunder, require such Holder or any of its Affiliates to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any person or Governmental Authority, except such filings and authorizations as may be required under the Exchange Act.

(e) Absence of Litigation. To the knowledge of such Holder, as of the date of this Agreement, there is no Action pending against, or threatened in writing against such Holder that would prevent the performance by such Holder of its obligations under this Agreement or to consummate the transactions contemplated hereby or by the Master Transaction Agreement, including the Transaction, on a timely basis.

(f) Absence of Other Voting Agreements. Other than pursuant to Permitted Liens, none of the Shares is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to voting, in each case, that is inconsistent with this Agreement, except as disclosed in the Liberty Reports and as contemplated by this Agreement. None of the Shares is subject to any pledge agreement pursuant to which such Holder does not retain sole and exclusive voting rights with respect to the Shares subject to such pledge agreement at least until the occurrence of an event of default under the related debt instrument.

ARTICLE VI

MISCELLANEOUS

6.1 No Solicitation. Each Holder agrees that it will not, and will cause its Affiliates not to, and will use commercially reasonable efforts to cause its and their Representatives not to, directly or indirectly, take any of the actions listed in clauses (i)—(v) of Section 4.7(b) of the Master Transaction Agreement (without giving effect to any amendment or modification of such clauses after the date of this Agreement). Each Holder shall, and shall cause its Affiliates to, and shall use its commercially reasonable efforts to cause its and their Representatives to, immediately cease, and cause to be terminated, any discussions or negotiations conducted before the date of this Agreement with any Person other than the Sellers with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Competing Proposal. In addition, each Holder agrees to be subject to Section 4.7(c) of the Master Transaction Agreement (without giving effect to any amendment or modification of such clauses after the date of this Agreement) as if such Holder were “Liberty Parent” thereunder. Notwithstanding the foregoing, to the extent the Company complies with its obligations under Section 6.3 of the Master Transaction Agreement and participates in discussions or negotiations with a Person regarding a Competing Proposal, each Holder and/or any of its Representatives may engage in discussions or negotiations with such Person to the extent that the Company can act under Section 6.3 of the Master Transaction Agreement.

6.2 Termination. This Agreement shall terminate on the Termination Date. Neither the provisions of this Section 6.2 nor the termination of this Agreement shall relieve (x) any party hereto from any liability of such party to any other party incurred prior to such termination or (y) any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement. Nothing in the Master Transaction Agreement shall relieve any Holder from any liability arising out of or in connection with a breach of this Agreement.

6.3 Notices. All notices, requests and other communications to any party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered in person; (b) if transmitted by electronic mail (“e-mail”) (but only if confirmation of receipt of such e-mail is requested and received; provided, that each notice party shall use reasonable best efforts to confirm receipt of any such email correspondence promptly upon receipt of such request); or (c) if transmitted by national overnight courier, in each case as addressed as follows:

if to any Holder, to:

712 Fifth Avenue, 51st Floor

New York, New York 10019

Attention:     General Counsel

E-mail:         scoats@riverstonellc.com

With a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attention:     Jeffrey S. Hochman

E-mail:         jhochman@willkie.com

and, if to a Seller, to:

Schlumberger Technology Corporation

Address:       3600 Briarpark Drive

             Houston, Texas 77042

Attention:     General Counsel

E-mail:         slaureles@slb.com

With copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street, Suite 4700

Houston, Texas 77002

Attention:       Sean T. Wheeler, P.C.

              Kim Hicks, P.C.

E-mail:           sean.wheeler@kirkland.com

              kim.hicks@kirkland.com

Schlumberger Limited

Address:     5599 San Felipe

                   Houston, Texas 77056

Attention:   Director of Corporate Legal Affairs

E-mail:       slaureles@slb.com

if to the Company to:

Liberty Oilfield Services Inc.

Address:        950 17th Street, Suite 2400

                      Denver, Colorado 80202

Attention:      General Counsel

E-mail:           Sean.Elliott@libertyfrac.com

With a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002

Attention:     David P. Oelman

                     Stephen M. Gill

E-mail:         doelman@velaw.com

                     sgill@velaw.com

6.4 Amendment; Waiver.

(a) This Agreement shall not be amended or modified except by written instrument duly executed by each of the parties.

(b) No waiver of any term or provision of this Agreement shall be effective unless in writing, signed by the party against whom enforcement of the same is sought. The grant of a waiver in one instance does not constitute a continuing waiver in any other instances. No failure by any party to exercise, and no delay by any party in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof

6.5 Counterparts; Signatures. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Each party acknowledges that it and the other parties may execute this Agreement by facsimile or pdf signature. Each party expressly adopts and confirms each such facsimile or pdf signature made in its respective name as if it were a manual signature, agrees that it will not assert that any such signature is not adequate to bind such party to the same extent as if it were signed manually, and agrees that at the reasonable request of the other parties at any time it will as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof).

6.6 Assignment and Binding Effect. Except in connection with a permitted Transfer pursuant to Article II, no party may assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder, by operation of law or otherwise, without the prior written consent of the other parties, and any such attempted assignment, delegation or transfer shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors, permitted transferees and permitted assigns; provided, however, that the Company is an express third party beneficiary of this Agreement and shall be entitled to enforce any matters applicable to the Company. Except as expressly set forth in the prior sentence, (a) none of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any party hereto or any of their Affiliates and (b) no such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any liability (or otherwise) against any other party hereto.

6.7 Entire Agreement. This Agreement (including the schedule hereto) constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all previous agreements, negotiations, discussions, understandings, writings, commitments and conversations between the parties with respect to such subject matter. No agreements or understandings exist among the parties other than those set forth or referred to herein or therein.

6.8 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties. In the event the parties are not able to agree, such provision shall be construed by limiting and reducing it so that such provision is valid, legal, and fully enforceable while preserving to the greatest extent permissible the original intent of the parties; the remaining terms and conditions of this Agreement shall not be affected by such alteration.

6.9 No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, any like relationship between the parties hereto or a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

6.10 Governing Law; Venue; Waiver of Jury Trial.

(a) THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

(b) EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, RELATING TO OR RESULTING FROM THIS AGREEMENT, OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.10.

(c) THE PARTIES HEREBY AGREE THAT ANY SUIT, ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER RELATING TO, ARISING OUT OF OR RESULTING FROM OR IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL BE BROUGHT IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR IF SUCH COURT DOES NOT HAVE JURISDICTION, IN ANY FEDERAL COURT WITHIN THE STATE OF DELAWARE ONLY, AND THAT ANY CAUSE OF ACTION RELATING TO, ARISING OUT OF OR RESULTING FROM THIS AGREEMENT SHALL BE DEEMED TO HAVE ARISEN FROM A TRANSACTION OF BUSINESS IN THE STATE OF DELAWARE. EACH OF THE PARTIES HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) IN ANY SUCH SUIT, ACTION OR PROCEEDING AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH SUIT, ACTION OR PROCEEDING THAT IS BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREES THAT A JUDGMENT IN ANY SUCH ACTION MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(d) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, Action or proceeding by the delivery of a copy thereof in accordance with the provisions of Section 6.1 or in such other manner as may be permitted by law.

6.11 Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Transaction is consummated.

6.12 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated by this Agreement may only be brought against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, manager, officer, employee, incorporator, member, partner, equity holder, Affiliate, agent, attorney, advisor, consultant or Representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more party under this Agreement (whether for indemnification or otherwise) or of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated by this Agreement.

6.13 Injunctive Relief. The parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties. Prior to the termination of this Agreement pursuant to Section 6.2, it is accordingly agreed that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 6.13, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at Applicable Law or in equity. Each party accordingly agrees (a) the non-breaching party will be entitled to injunctive and other equitable relief, without proof of actual damages; and (b) the alleged breaching party will not raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement and will not plead in defense thereto that there are adequate remedies under Applicable Law, all in accordance with the terms of this Section 6.13. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.13, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

6.14 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in either Seller any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Holders, and the Sellers shall not have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct Holders in the voting or disposition of any Shares, except as otherwise expressly provided herein.

6.15 Disclosure. Each Holder consents to and authorizes the publication and disclosure by the Company and the Sellers of such Holder’s identity and holding of Shares, and the terms of this Agreement (including, for avoidance of doubt, the disclosure of this Agreement), in any press release, the Proxy Statement, and any other disclosure document required in connection with the Master Transaction Agreement, the Transaction and the transactions contemplated by the Master Transaction Agreement.

6.16 Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the “knowledge” of Holders means the actual knowledge of any officer of any Holder after due inquiry. Notwithstanding anything in this Agreement to the contrary, each Holder’s representations, warranties and obligations hereunder are only with respect to itself and the Shares it owns, and is not responsible for any breach by the other Holder or with respect to such other Holder’s Shares.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

SCHLUMBERGER TECHNOLOGY CORPORATION

By:	/s James McDonald
Name: James McDonald
Title: President

SCHLUMBERGER CANADA LIMITED

By:	/s/ Matthew Bryan
Name: Matthew Bryan
Title: President

[Signature Page to the Voting and Support Agreement]

LIBERTY OILFIELD SERVICES INC.

By:	/s/ Christopher A. Wright
Name: Christopher A. Wright
Title: Chief Executive Officer

[Signature Page to the Voting and Support Agreement]

R/C IV LIBERTY HOLDINGS, L.P.

By: Riverstone/Carlyle Energy Partners IV, L.P.,
its general partner

By: R/C Energy GP IV, LLC,
its general partner

By:	/s/ Peter Haskopoulos
Name: Peter Haskopoulos
Title: Authorized Person

R/C ENERGY IV DIRECT PARTNERSHIP, L.P.

By: Riverstone/Carlyle Energy Partners IV, L.P.,
its general partner

By: R/C Energy GP IV, LLC,
its general partner

By:	/s/ Peter Haskopoulos
Name: Peter Haskopoulos
Title: Authorized Person

[Signature Page to the Voting and Support Agreement]

Schedule I

Number of Shares Beneficially Owned

R/C IV Liberty Holdings, L.P.:

Liberty Parent Class A Shares: 2,586,344

Liberty Parent Class B Shares: 21,204,564

R/C Energy IV Direct Partnership, L.P.:

Liberty Parent Class A Shares: 10,264,088

Liberty Parent Class B Shares: 0

[Annex A to the Voting and Support Agreement]